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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 20, 1999 (except with respect to the matters discussed in Note 12, as to which the date is February 25, 1999) on the Case Credit Corporation and subsidiaries financial statements (and to all references to our Firm) included in this registration statement.


                                       ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 12, 1999